Exhibit 4.2

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ROBERTS PROPERTIES RESIDENTIAL, L.P.

The undersigned, desiring (with other persons as limited partners) to form a Georgia limited partnership named Roberts Properties Residential, L.P. (the “Partnership”), in which the undersigned is to be the original general partner, and desiring to record this Certificate of Limited Partnership pursuant to Section 14-9-201 of the Georgia Revised Uniform Limited Partnership Act as the Partnership’s statutory certificate of limited partnership, does hereby certify as follows:

1.     The name of the Partnership is Roberts Properties Residential, L.P.

2.     The name of the registered agent and the address of the registered office of the Partnership is:

Sanford H. Zatcoff, Esq.

Holt, Ney, Zatcoff & Wasserman

100 Galleria Parkway

Suite 600

Atlanta, Georgia 30339

3.     The name and business address of the sole general partner is as follows:

Roberts Realty Investors, Inc.

8010 Roswell Road

Suite 120

Atlanta, Georgia 30350

IN WITNESS WHEREOF, the general partner has duly executed, sealed and delivered this Certificate.

ROBERTS REALTY INVESTORS, INC.

By:	/s/ Charles S. Roberts
Charles S. Roberts, President